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                        [UNITED HEALTHCARE CORP. LETTERHEAD]
                                                                    EXHIBIT 5



Board Of Directors
United HealthCare Corporation
300 Opus Center
9900 Bren Road East
Minnetonka, Minnesota  55343

     Re:  Registration Statement on Form S-8
          United HealthCare Corporation Amended and Restated 1991 Stock and Incentive Plan, Amended and Restated Effective May 14, 1997

Ladies and Gentlemen:

     This opinion is being delivered in connection with a Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the sale by United HealthCare Corporation, a Minnesota Corporation (the "Company"), of up to 3,019,088 shares of the Company's Common Stock, $.01 par value per share (the "Stock"), issuable pursuant to the United HealthCare Corporation Amended and Restated 1991 Stock and Incentive Plan, Amended and Restated Effective May 14, 1997 (the "Plan").

     As General Counsel of the Company, I am familiar with the affairs of the Company. In addition, my staff and I have examined such documents, and have reviewed such questions of law as I have deemed necessary for the purposes of rendering the opinion set forth below.

     In rendering this opinion, I have assumed, with respect to all parties to agreements or instruments relevant hereto (other than the Company) that: (i) such parties had or will have the requisite power and authority (corporate and otherwise) to execute, deliver and perform such agreements or instruments; (ii) such agreements or instruments have been or will have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties; and (iii) such agreements and instruments are or will be the valid, binding and enforceable obligations of such parties.

     Based on the foregoing, I am of the opinion that the Stock has been duly authorized by all requisite corporate action and, upon issuance, delivery and payment therefor in accordance with the Plan, will be validly issued, fully paid and nonassessable.

     The opinion expressed above is limited to the laws of the State of Minnesota and the federal laws of the United States of America.

     I hereby consent to the filing of this opinion as an exhibit to the Registration Statement.


Dated:  April 15, 1998

                                   Very truly yours,

                                   /s/ David J. Lubben

                                   David J. Lubben
                                   General Counsel